Exhibit 10.1

Termination AND RELEASE AGREEMENT

This Termination and Release Agreement (the “Agreement”) is entered into by and between VITAXEL GROUP LIMITED, a Nevada corporation (the “Company” or “Vitaxel”) and GRANDE LEGACY INC. (“Grande Legacy”) as of this 5th day of December, 2018.

WHEREAS, the Company, as purchaser, and Grande Legacy and its shareholders (each, a “Shareholder”) entered into an agreement for the acquisition (the “Acquisition”) by the Company of all of Grande Legacy’s shares from its Shareholders, on December 15, 2017 (as amended through the date hereof, the “Acquisition Agreement”); and

WHEREAS, among other conditions precedent to the closing of the Acquisition, the Company was required to obtain shareholder consent for the increase of its capitalization and issuance of an aggregate of 75,000,000 shares to Grande Legacy’s shareholders; and

WHEREAS, the Company has not been able to satisfy its conditions precedent to the closing of the Acquisition and has already received notice of termination by Grande Legacy which the parties have been negotiating in good faith; and

WHEREAS, the parties hereto desire to therefore terminate the Acquisition Agreement and release one another from any and all obligations thereto, but to continue in full force and effect any other agreements among the parties, to wit, and without limitation, the License Agreement dated January 5, 2017 (the “License Agreement”) and any other agreements among the parties.

NOW, THEREFORE, based on the mutual premises and full and valid consideration of the parties, the receipt and sufficiency of which is hereby acknowledged, the Company and Grande Legacy hereby agree as follows:

1.           Termination of All Agreements. The parties acknowledge and agree that the Acquisition Agreement, as amended and in effect from time to time and any and all obligations or agreements relating thereto, whether written, oral or implied, are hereby terminated in full with prejudice. The Parties hereto hereby agree that no amounts remain due under the Acquisition Agreement, that there are no penalties relating to termination of the Acquisition Agreement and that no party is indebted to any other party or their affiliates as a result of said agreement or this Agreement.

2.           Continuation of Other Business Relationships. Notwithstanding the foregoing termination of the Acquisition Agreement, the parties hereto agree that the License Agreement, the Management Agreement, entered into in July of 2018, as amended and in effect from time to time, and any other agreements or relationships of the parties are unaffected hereby and shall continue in accordance with the terms thereof.

3.           General Releases.

(a)    Company Releases. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the mutual promises set forth in this Agreement, the Company, for itself, its parents, affiliates, subsidiaries, divisions, groups and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, administrators, beneficiaries, predecessors, successors and assigns (collectively, “Company Release Parties”) and any person or entity claiming by or through any of the foregoing hereby RELEASE AND DISCHARGE Grande Legacy and its Shareholders, attorneys, accountants, auditors, consultants, successors and assigns in any capacity whatsoever (collectively, “GL Release Parties”) of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, damages or otherwise.

(b)     Grande Legacy Releases. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the mutual promises set forth in this agreement for and of itself and any of the GL Release Parties, hereby RELEASES AND DISCHARGES the Company Release Parties of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, damages or otherwise.

(c)     No Initiation of Claims. Subject to satisfactory compliance with Section 3, the parties agree not to institute, instigate, urge, support or encourage, any action against any other party or their affiliates insofar as they relate to the releases herein.

4.           Miscellaneous. (a) If any provision of this Agreement is held invalid for any reason, the other provisions of this Agreement will remain in full force and effect.

5.           This Agreement may be signed by one or more counterparts or by fax, each of which shall be valid and binding as against the signor when counter executed.

IN WITNESS WHEREOF, the parties have executed this Termination and Release Agreement effective as of the Effective Date set forth above.

VITAXEL GROUP LIMITED

By:
Name:
Title:

GRANDE LEGACY INC.

By:
Name:
Title: